Exhibit 99.1

NEWS RELEASE

HECLA REPORTS RECORD RESERVES FOR SILVER, GOLD AND LEAD

15% Increase in Zinc Reserves

FOR IMMEDIATE RELEASE:

February 07, 2018

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today reported the highest levels of silver, gold and lead reserves in its 127-year history, as well as the highest zinc reserve in the last five years.

HIGHLIGHTS (Comparisons to 12/31/16)

●	Record gold reserves of 2.3 million ounces, an increase of 12%.

●	Record silver reserves of 177 million ounces, an increase of 3%.

●	Record lead reserves of 737,290 tons, an increase of 8%.

●	Zinc reserves of 840,870 tons, an increase of 15%.

●	Greens Creek increased gold reserves 8% and zinc 7% with silver and lead slightly up.

●	Casa Berardi surface drilling increased reserves almost 250,000 ounces from two new proposed pits, part of a 14% increase in reserves.

●	San Sebastian’s gold reserves increased 17% while maintaining silver reserves of more than 5 million ounces.

●	Maintained the same price assumptions for reserves as 2016: silver $14.50, gold $1200, zinc $1.05, and lead $.90.

●	Exploration in 2018 is projected to be between $30 and $37 million, up from $23.5 million in 2017, reflecting the continued growth in targets at Hecla’s properties.

“It is a remarkable achievement for a 127-year-old company to have record reserves for three of the four metals it produces, particularly using price assumptions significantly below spot and among the lowest in the industry. It speaks to the quality of our properties and the expertise of our people. We believe that our investment in exploration is a key step towards generating real value for shareholders. As we grow our reserves and increase our already long mine lives, we can improve productivity by increasing throughput or lowering costs so the mines can generate returns regardless of the metals price,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “In addition to reserve growth, we are increasing the San Sebastian polymetallic resource which is quickly becoming an important part of the future of this mine. Our exploration budget is increasing again this year, because we have more exploration opportunities at our operating properties and beyond than any time in my tenure at Hecla.”

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com	1

2017 Proven and Probable Reserves[1],2
Mine	Silver	% Change	Gold	% Change	Lead	% Change	Zinc	% Change
	(000 oz)	From 2016	(000 oz)	From 2016	(Tons)	From 2016	(Tons)	From 2016
Greens Creek	90,219	2%	725	8%	225,050	4%	614,840	7%
Lucky Friday	81,264	4%	-	-	512,240	10%	226,030	47%
Casa Berardi	-	-	1,494	14%	-	-	-	-
San Sebastian	5,520	-1%	43	17%	-	-	-	-
Total	177,003	3%	2,262	12%	737,290	8%	840,870	15%
(1)	A breakdown of the Company’s reserves and resources is set out in Table A and B at the end of this news release.
(2)	See Cautionary Statements to Investors on Reserves and Resources below.

RESERVES AND RESOURCES

Hecla maintained the same reserve and resource price assumptions as the prior year, and in the case of silver, has had the same reserve per ounce price assumption since 2015, $14.50. The reserve assumption for gold is $1200. Zinc and lead reserve price assumptions continue to be $1.05 and $.90.

Hecla replaced all silver mine production in 2017 (15.2 million silver ounces contained) and increased reserves by 3%. Gold production was also replaced (282,414 gold ounces contained) as reserves increased by 13%. Both zinc and lead production were replaced and reserves increased by 15% and 8%, respectively.

Casa Berardi

At Casa Berardi, the 1,296,228 tons processed at the mill contained 180,373 ounces of gold, with 805,062 tons (62%) of the milled tonnage coming from underground and 491,166 tons (38%) of the milled tonnage coming from the EMCP open pit. Reserve tonnage at Casa Berardi increased 34% and contained gold increased approximately 14% to 1.49 million ounces. Underground production from the 118, 123 and 124 (Principal) zones was offset by reserve additions in those zones and new reserves defined in the East Mine underground. There was an overall reduction in underground reserves of 21,600 gold ounces. Open pit production from the EMCP was more than offset by reserve gains at the 134 and 160 zone open pits for a gain of 205,700 gold ounces. Measured and indicated gold resources decreased 6% with increases at the 124 (Principal underground), 134 (Out of pit), SW (107), 118, and 123 zones that were countered by losses at the East Mine underground and in the 160 and 134 zones as this material was converted into reserves. Inferred resources were added at Casa Berardi with a 14% increase in contained gold ounces due to increases at the 160 (underground), SW (107), 134 (Out of Pit), and 119 zones. There were losses to inferred resources as resources were upgraded to indicated category in the 134 Pit, Principal underground and 118 zones.

Greens Creek

At Greens Creek, the 839,589 tons processed at the mill contained 10.8 million ounces of silver, 78,245 ounces of gold, 60,858 tons of zinc and 22,870 tons of lead. Silver, gold and base metal production was replaced and silver, gold, zinc, and lead reserves increased by 2%, 8%, 7% and 4%, respectively. Increases in silver and gold reserves at the East, West, Southwest and NWW zones were partially offset by reductions of silver and gold reserves in the 5250, 200 South and 9A zones caused by production. Measured and indicated resources increased by 11,976,100 silver ounces (62%) and 104,500 gold ounces (68%) over 2016 with additions in the East, 200 South, NWW and Upper Plate zones and minor losses at the Southwest and Gallagher zones. Inferred resources decreased by 7,542,200 silver ounces (-19%) and 63,200 gold ounces (-22%) due to large conversions to indicated resources or reserves in the 200 South and East zones.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com	2

San Sebastian

At San Sebastian, the 144,197 tons processed at the mill contained 3.45 million ounces of silver and 26,676 ounces of gold. Gold and silver production was replaced and gold reserves increased by 6,100 ounces (17%) and silver decreased by 80,000 ounces (1%). Open pit mining ceased by the end of the year and production has shifted to underground mining along the Middle Vein. At the end of the year there was an ore stockpile containing 711,700 silver ounces and 5,800 ounces of gold. Indicated mineral resources include 8,795,900 silver ounces and 103,000 gold ounces which are an increase of 6% for silver and a decrease of 10% for gold as there was a conversion to underground mineral reserves at the Middle Vein. Inferred resources increased 4% for silver and 7% for gold but a substantial portion of the Hugh Zone that was recently drilled was not included in the inferred resource but is expected this year.

An important development at San Sebastian is the identification and expansion of polymetallic mineralization in both the Francine Vein (Hugh Zone) and the West Middle Vein. The current “polymetallic” or “sulfide” indicated resource is 531,900 tons containing 3.7 million silver ounces, 15,800 ounces of gold, 15,520 tons of lead, 20,350 tons of zinc and 9,020 tons of copper. In addition, there is an inferred resource of 1.3 million tons containing 6.7 million ounces of silver, 7,800 ounces of gold, 23,660 tons of lead, 33,770 tons of zinc and 19,520 tons of copper. In the last half of 2017, drilling defined significant east and west extensions of the Hugh Zone resource and a new discovery of polymetallic mineralization at the west end of the Middle Vein. Current resources include some of the polymetallic mineralization drilled in the Middle Vein but does not yet include the 300-foot east and west extensions of strong mineralization beyond the current Hugh Zone resource boundaries.

Lucky Friday

At Lucky Friday, the 70,718 tons processed at the mill contained 875,488 ounces of silver. Silver, zinc and lead production was replaced and reserves increased by 4%, 47% and 10%, respectively. Lucky Friday consists of the main 30 Vein and a series of intermediate veins. Several costs, such as the former silver and hourly bonus and new base wages, which were previously accounted for in “other costs” are now being included in the production costs per ton when determining the cutoff grade for reserves and resources. The 30 Vein represents 75% of the silver, 76% of the lead and 66% of the zinc of the total reserve. The 30 Vein reserve was extended to depth where a portion of the resource was drilled to indicated category, and reserves were increased in the area where the 30 and 40 veins merge to create a wide, high-grade zone that has higher zinc content. Due to the increased production costs, the cutoff grade increased significantly causing measured and indicated resources of silver, lead and zinc to decrease by 44%, 46% and 47%, respectively, as large segments of the intermediate veins are no longer above cutoff. There was also a decline in inferred resources as silver, lead and zinc decreased by 28%, 28% and 14%, respectively.

A breakdown of the Company’s reserves is set out in Table A, and resources in Table B, at the end of this news release.

About Hecla

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho, and Mexico, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in seven world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com	3

Cautionary Statements Regarding Forward-Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of the Company’s mineral resources and mineral reserves, projected conversion of resources into reserves, projected increases in mineralization and resources, projected exploration and pre-development expenditures to be incurred in 2018; and plans for exploration drilling at Greens Creek, Lucky Friday, Casa Berardi and San Sebastian. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject, as well as metals prices and exchange rate assumptions noted at the end of Table A relevant to mineral reserve and resourced estimates.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results; including that mineral resources are not mineral reserves, they do not have demonstrated economic viability and there is no certainty that they can be upgraded to mineral reserves through continued exploration, and with respect to Hecla’s non-operating and exploration properties, that few properties that are explored are ultimately developed into producing mines. Refer to the Company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Cautionary Statements to Investors on Reserves and Resources

Reporting requirements in the United States for disclosure of mineral properties are governed by the SEC and included in the SEC's Securities Act Industry Guide 7, entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (Guide 7). However, the Company is also a “reporting issuer” under Canadian securities laws, which require estimates of mineral resources and reserves to be prepared in accordance with Canadian National Instrument 43-101 (NI 43-101). NI 43-101 requires all disclosure of estimates of potential mineral resources and reserves to be disclosed in accordance with its requirements. Such Canadian information is being included here to satisfy the Company's “public disclosure” obligations under Regulation FD of the SEC and to provide U.S. holders with ready access to information publicly available in Canada.

Reporting requirements in the United States for disclosure of mineral properties under Guide 7 and the requirements in Canada under NI 43-101 standards are substantially different. This document contains a summary of certain estimates of the Company, not only of proven and probable reserves within the meaning of Guide 7, but also of mineral resource and mineral reserve estimates estimated in accordance with the definitional standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. Under Guide 7, the term “reserve” means that part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination.  The term “economically,” as used in the definition of reserve, means that profitable extraction or production has been established or analytically demonstrated to be viable and justifiable under reasonable investment and market assumptions.  The term “legally,” as used in the definition of reserve, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, Hecla must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with Hecla’s current mine plans. The terms “measured resources”, “indicated resources,” and “inferred resources” are Canadian mining terms as defined in accordance with NI 43-101. These terms are not defined under Guide 7 and are not normally permitted to be used in reports and registration statements filed with the SEC in the United States, except where required to be disclosed by foreign law. The term “resource” does not equate to the term “reserve”. Under Guide 7, the material described herein as “indicated resources” and “measured resources” would be characterized as “mineralized material” and is permitted to be disclosed in tonnage and grade only, not ounces. The category of “inferred resources” is not recognized by Guide 7. Investors are cautioned not to assume that any part or all of the mineral deposits in such categories will ever be converted into proven or probable reserves. “Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of such a “resource” will ever be upgraded to a higher category or will ever be economically extracted. Investors are cautioned not to assume that all or any part of a “resource” exists or is economically or legally mineable. Investors are also especially cautioned that the mere fact that such resources may be referred to in ounces of silver and/or gold, rather than in tons of mineralization and grades of silver and/or gold estimated per ton, is not an indication that such material will ever result in mined ore which is processed into commercial silver or gold.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com	4

Qualified Person (QP) Pursuant to Canadian National Instrument 43-101

Dean McDonald, PhD. P.Geo., Senior Vice President - Exploration of Hecla Mining Company, who serves as a Qualified Person under National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Hecla’s mineral projects in this news release. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures for the Greens Creek Mine are contained in a technical report prepared for Hecla and Aurizon Mines Ltd. titled “Technical Report for the Greens Creek Mine, Juneau, Alaska, USA” effective date March 28, 2013, for the Lucky Friday Mine are contained in a technical report prepared for Hecla titled “Technical Report on the Lucky Friday Mine Shoshone County, Idaho, USA” effective date April 2, 2014, and for the Casa Berardi Mine are contained in a technical report prepared for Hecla titled "Technical Report on the Mineral Resource and Mineral Reserve Estimate for the Casa Berardi Mine, Northwestern Quebec, Canada" effective date March 31, 2014 (the "Casa Berardi Technical Report"), and for the San Sebastian Mine are contained in a technical report prepared for Hecla titled “Technical Report for the San Sebastian Ag-Au Property, Durango, Mexico" effective date September 8, 2015. Also included in these four technical reports is a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors. Copies of these technical reports are available under Hecla's profile on SEDAR at www.sedar.com.

The current Casa Berardi drill program was performed on core sawed in half and included the insertion of blanks and standards of variable grade in every 24 core samples. Standards were generally provided by Analytical Solutions Ltd. and prepared in 30-gram bags. Samples were sent to the Swastika Laboratories in Swastika, Ontario, a registered accredited laboratory, where they were dried, crushed, and split for gold analyses. Analysis for gold was completed by fire assay with AA finish. Gold over-limits were analyzed by fire assay with gravimetric finish. Data received from the lab were subject to validation using in-built program triggers to identify outside limit blank or standard assays that require re-analysis. Over 5% of the original pulps and rejects are sent for re-assay to ALS Chemex in Val d’Or, Quebec, for quality control.

Dr. McDonald reviewed and verified information regarding drill sampling, data verification of all digitally collected data, drill surveys and specific gravity determinations relating to the Casa Berardi mine. The review encompassed quality assurance programs and quality control measures including analytical or testing practice, chain-of-custody procedures, sample storage procedures and included independent sample collection and analysis. This review found the information and procedures meet industry standards and are adequate for Mineral Resource and Mineral Reserve estimation and mine planning purposes.

For further information, please contact:

Michael Westerlund

Vice President - Investor Relations

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: http://www.hecla-mining.com

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com	5

Table A

Reserves – 12/31/17(1)

Proven Reserves
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	Tons	Tons	Tons
Greens Creek (2)	7	12.2	0.09	2.4	6.1	-	89	1	170	440	-
Lucky Friday (2)	4,246	15.4	-	9.6	4.1	-	65,448	-	407,520	175,400	-
Casa Berardi (3)	2,458	-	0.13	-	-	-	-	312	-	-	-
San Sebastian (2)	31	23.3	0.19	-	-	-	712	6	-	-	-
Total	6,742						66,249	319	407,690	175,840	-

Probable Reserves
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	Tons	Tons	Tons
Greens Creek (2)	7,543	11.9	0.10	3.0	8.1	-	90,130	725	224,880	614,390	-
Lucky Friday (2)	1,387	11.4	-	7.6	3.7	-	15,815	-	104,720	50,640	-
Casa Berardi (3)	11,413	-	0.10	-	-	-	-	1,181	-	-	-
San Sebastian (2)	368	13.1	0.10	-	-	-	4,809	37	-	-	-
Total	20,709						110,754	1,943	329,600	665,030	-

Proven and Probable Reserves
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	Tons	Tons	Tons
Greens Creek (2)	7,550	11.9	0.10	3.0	8.1	-	90,219	725	225,050	614,840	-
Lucky Friday (2)	5,632	14.4	-	9.1	4.0	-	81,264	-	512,240	226,030	-
Casa Berardi (3)	13,871	-	0.11	-	-	-	-	1,494	-	-	-
San Sebastian (2)	398	13.9	0.11	-	-	-	5,520	43	-	-	-
Total	27,451						177,003	2,262	737,290	840,870	-

(1)  The term “reserve” means that part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination. The term “economically,” as used in the definition of reserve, means that profitable extraction or production has been established or analytically demonstrated to be viable and justifiable under reasonable investment and market assumptions. The term “legally,” as used in the definition of reserve, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, Hecla must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with Hecla’s current mine plans.

(2) Mineral reserves are based on $1200 gold, $14.50 silver, $0.90 lead, $1.05 zinc, unless otherwise stated.
(3) Mineral reserves are based on $1200 gold, and a US$/CAN$ exchange rate of 1:1.37. Reserve diluted to an average of 34.7% to minimum width of 9.8 feet (3 m).

Reserves at Casa Berardi were determined by Jonathan Archambault-Giroux, P. Geo., Que., Real Parent, P.Geo. Que., Sylvain Picard, P. Eng., Que. and Alain Quenneville, P. Eng., Que. unless otherwise stated.

Open pit mineral reserves of the Principal Mine were estimated in February 2011 by BBA Inc. based on $950 gold and a US$/CAN$ exchange rate of 1:1. Reserve diluted to 10%.
Technical Report on the Pre-Feasibility Study for the Casa Berardi Principal Zone Open-Pit Project, La Sarre, Quebec, February 2011
Prepared by: Patrice Live, Eng. - BBA Inc.; Amanda Fitch, Jr. Eng. - BBA Inc.; Andre Allaire, Eng., M. Eng., Ph.D. - BBA
Open pit mineral reserves of the 160 and 134 Zones were estimated in January 2018 by Hecla Quebec and Mine Development Associates based on $1225 gold and a US$/CAN$ exchange rate of 1.3.
Hecla Mining, Casa Berardi 160 and 134 Zones, Open Pit Mining Study - 2017
January 12, 2018, by Mine Development Associates, Thomas L. Dyer, P.E.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com	6

Table B Resources – 12/31/17

Measured Resources
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	Tons	Tons	Tons
Greens Creek (4)	341	9.1	0.09	2.4	8.3	-	3,086	30	8,090	28,420
Lucky Friday (4,5)	7,371	7.6	-	4.9	2.7	-	55,947	-	361,590	200,280	-
Casa Berardi (6)	2,210	-	0.17	-	-	-	-	319	-	-	-
San Sebastian (4,7)	-	-	-	-	-	-	-	-	-	-	-
Heva (8)	5,480	-	0.06	-	-	-	-	304	-	-	-
Hosco (8)	33,070	-	0.04	-	-	-	-	1,296	-	-	-
Rio Grande Silver (9)	-	-	-	-	-	-	-	-	-	-	-
Star (4,10)	-	-	-	-	-	-	-	-	-	-	-
Total	48,471						59,032	1,948	369,680	228,700	-

Indicated Resources
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	Tons	Tons	Tons
Greens Creek (4)	2,464	11.4	0.09	2.9	7.6	-	28,211	229	72,120	187,060	-
Lucky Friday (4,5)	2,344	8.2	-	5.3	2.5	-	19,202	-	123,120	58,160	-
Casa Berardi (6)	11,037	-	0.10	-	-	-	-	1,055	-	-	-
San Sebastian (4,7)	1,506	5.8	0.07	2.9	3.8	1.7	8,796	103	15,520	20,350	9,020
Heva (8)	5,570	-	0.07	-	-	-	-	369	-	-	-
Hosco (8)	31,620	-	0.04	-	-	-	-	1,151	-	-	-
Rio Grande Silver (9)	516	14.8	-	2.1	1.1	-	7,620	-	10,760	5,820	-
Star (4,10)	1,126	2.9	-	6.2	7.4	-	3,301	-	69,900	83,410	-
Total	56,182						67,128	2,907	291,420	354,800	9,020

Measured & Indicated Resources
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	Tons	Tons	Tons
Greens Creek (4)	2,805	11.2	0.09	2.9	7.7	-	31,296	259	80,210	215,480	-
Lucky Friday (4,5)	9,715	7.7	-	5.0	2.7	-	75,148	-	484,700	258,430	-
Casa Berardi (6)	13,246	-	0.10	-	-	-	-	1,373	-	-	-
San Sebastian (4,7)	1,506	5.8	0.07	2.9	3.8	1.7	8,796	103	15,520	20,350	9,020
Heva (8)	11,050	-	0.06	-	-	-	-	672	-	-	-
Hosco (8)	64,690	-	0.04	-	-	-	-	2,447	-	-	-
Rio Grande Silver (9)	516	14.8	-	2.1	1.1	-	7,620	-	10,760	5,820	-
Star (4,10)	1,126	2.9	-	6.2	7.4	-	3,301	-	69,900	83,410	-
Total	104,653						126,161	4,854	661,090	583,490	9,020

Inferred Resources
	Tons	Silver	Gold	Lead	Zinc	Copper	Silver	Gold	Lead	Zinc	Copper
Asset	(000)	(oz/ton)	(oz/ton)%		%	%	(000 oz)	(000 oz)	Tons	Tons	Tons
Greens Creek (4)	2,708	12.1	0.08	2.7	6.9	-	32,711	222	73,350	185,660	-
Lucky Friday (4,11)	2,820	8.7	-	6.3	2.7	-	24,646	-	178,970	75,270	-
Casa Berardi (6)	6,980	-	0.10	-	-	-	-	717	-	-	-
San Sebastian (4,12)	2,915	5.5	0.03	1.8	2.5	1.5	15,978	95	23,660	33,770	19,520
Heva (8)	4,210	-	0.08	-	-	-	-	350	-	-	-
Hosco (8)	7,650	-	0.04	-	-	-	-	314	-	-	-
Rio Grande Silver (13)	3,078	10.7	0.01	1.3	1.1	-	33,097	36	40,990	34,980	-
Star (4,14)	3,157	2.9	-	5.6	5.5	-	9,432	-	178,670	174,450	-
Monte Cristo (15)	913	0.3	0.14	-	-	-	271	131	-	-	-
Rock Creek (16)	100,086	1.5	-	-	-	0.7	148,736	-	-	-	658,680
Montanore (17)	112,185	1.6	-	-	-	0.7	183,346	-	-	-	759,420
Total	246,701						448,217	1,865	495,640	504,130	1,437,620

Note: All estimates are in-situ except for the proven reserves at Greens Creek and San Sebastian which are in surface stockpiles. Resources are exclusive of reserves.

(4) Mineral resources are based on $1350 gold, $21 silver, $0.95 lead, $1.10 zinc and $3.00 copper, unless otherwise stated.
(5) Measured and indicated resources from Gold Hunter and Lucky Friday vein systems are diluted and factored for expected mining recovery.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com	7

(6) Measured, indicated and inferred resources are based on $1350 gold and a US$/CAN$ exchange rate of 1:1.37. Underground resources are reported at a minimum mining width of 6.6 to 9.8 feet (2 m to 3 m).

Resources at Casa Berardi were determined by Jonathan Archambault-Giroux, P. Geo., Que., Real Parent, P.Geo. Que., Sylvain Picard, P. Eng., Que. and Alain Quenneville, P. Eng., Que. unless otherwise stated.

Open pit mineral resources of the Principal Mine were estimated in February 2011 by BBA Inc. based on $950 gold and a US$/CAN$ exchange rate of 1:1.
Technical Report on the Pre-Feasibility Study for the Casa Berardi Principal Zone Open-Pit Project, La Sarre, Quebec, February 2011
Prepared by: Patrice Live, Eng. - BBA Inc.; Amanda Fitch, Jr. Eng. - BBA Inc.; Andre Allaire, Eng., M. Eng., Ph.D. - BBA

(7) Indicated resources reported at a minimum mining width of 6.6 feet (2 m) for Hugh Zone and 4.9 feet (1.5 m) for Andrea Vein, Middle Vein, and North Vein. East Francine resources reported at actual vein width.

San Sebastian lead, zinc and copper grades are for 531,900 tons of indicated resource within the Middle Vein and the Hugh Zone of the Francine Vein.
(8) Measured, indicated and inferred resources were estimated in by Goldminds Geoservices Inc. with effective date 12-July-2013, and are based on $1300 gold and a US$/CAN$ exchange rate of 1:1.
The resources are in-situ without dilution and material loss.
NI43-101 Technical Report, Mineral Resource Update, Heva-Hosco Gold Projects, Rouyn-Noranda, Quebec, Hecla Quebec, December 2013
Prepared by: Claude Duplessis, Eng. Project Manager - GoldMinds Geoservices Inc.; Maxime Dupéré, P.Geo - SGS Canada Inc. (Geostat)
(9) Indicated resources reported at a minimum mining width of 6.0 feet for Bulldog; resources based on $26.5 Ag, $0.85 Pb, and $0.85 Zn.
(10) Indicated resources reported at a minimum mining width of 4.3 feet.
(11) Inferred resources from Gold Hunter and Lucky Friday vein systems are diluted and factored for expected mining recovery.

(12) Inferred resources reported at a minimum mining width of 6.6 feet (2 m) for Hugh Zone and 4.9 feet (1.5 m) for Andrea Vein, Middle Vein, and North Vein. East Francine resources reported at actual vein width.

San Sebastian lead, zinc and copper grades are for 1,338,300 tons of inferred resource within the Middle Vein and the Hugh Zone of the Francine Vein.
(13) Inferred resources reported at a minimum mining width of 6.0 feet for Bulldog, 5.0 feet for Equity & North Amethyst veins; resources based on $1400 Au, $26.5 Ag, $0.85 Pb, and $0.85 Zn.
(14) Inferred resources reported at a minimum mining width of 4.3 feet.
(15) Inferred resource reported at a minimum mining width of 5.0 feet; resources based on $1400 Au, $26.5 Ag.
(16) Inferred resource reported at a minimum thickness of 15 feet.
Inferred resources at Rock Creek adjusted given mining restrictions as defined by U.S. Forest Service - Kootenai National Forest in the June 2003 'Record of Decision, Rock Creek Project'.
(17) Inferred resource reported at a minimum thickness of 15 feet.

Inferred resources at Montanore adjusted given mining restrictions as defined by U.S. Forest Service, Kootenai National Forest, Montana DEQ in the December 2015 'Joint Final EIS, Montanore Project' and the February 2016 U.S. Forest Service - Kootenai National Forest 'Record of Decision, Montanore Project'.

* Totals may not represent the sum of parts due to rounding

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com	8